CONSENT OF INDEPENDENT ACCOUNTANTS
EXHIBIT 24

               CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15237) of
ACE*COMM Corporation of our report dated September 29, 1997, which appears on page 30 of this Annual Report on Form 10-K.



Price Waterhouse LLP


Washington, DC
September 29, 1997